SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 22, 2004 (Date of earliest event reported):

VISUAL NETWORKS, INC

(Exact name of registrant as specified in its charter)

Delaware	000-23699	52-1837515
(State or other jurisdiction of incorporation	(Commission File No.)	(IRS Employer Identification No.)

2092 Gaither Road

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 296-2300

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

a)	Financial Statements of Business Acquired—Not Applicable.

b)	Pro Forma Financial Information—Not Applicable.

c)	Exhibits:

99.1	Press Release dated July 22, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 22, 2004, Visual Networks, Inc. (“Visual” or the “Company”) announced its financial results for the fiscal quarter ended June 30, 2004 and certain other information. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Visual provides non-GAAP measure of net income and earnings per share that excluded a charge associated with the repayment of debentures.

Management believes that this non-GAAP financial data supplements our GAAP financial statements by providing investors with additional information which allows them to have a clearer picture of the company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. The non-GAAP pro forma information included in our press release has been reconciled to the comparable GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures. We urge investors to carefully review the GAAP financial information included as part of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our quarterly earnings releases.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISUAL NETWORKS, INC.

By:	/s/ Nancy A. Spangler
Nancy A. Spangler Secretary

Dated: July 22, 2004